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                                                                    Exhibit 12.1

                            COMPUTATION OF RATIO OF
                       EARNINGS TO COMBINED FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                      Predecessor
                                               ---------------------------------------------------------------------------
                                                 1 Month     |   11 Months                                  Period Jan 1 -
                                                  Ended      |     Ended                                     October 29,
                                               Jan 31, 2003  |  Dec 31, 2003   2001      2002      2003          2004
Adjusted pre-tax income from operations (a)      (13,011)    |     (5,751)    21.488    27,432    32,064        54,472
                                                             |
Fixed Charges:                                               |
  Interest expense                                    63     |      1,386      2,328     4,299     2,854         1,588
  Net amortization of indebtedness                    --     |         --         --        --        --            --
  Rentals (b)                                        418     |      4,603      5,075     5,109     4,547         3,560
                                                 -------     |    -------     ------    ------    ------       -------
    Total Fixed charges (c)                          481     |      5,989      7,403     9,408     7,401         5,148
                                                 -------     |    -------     ------    ------    ------       -------
Earning before income taxes and fixed charges    (12,530)    |        238     28,891    36,840    39,465        59,620
                                                 -------     |    -------     ------    ------    ------       -------
                                                             |
Ratio of Earnings to Fixed Charges (d)                 - x   |          - x      3.9 x     3.9 x     5.3 x        11.6 x
                                                             |
Deficiency (e)                                    13,011     |      5,751         --        --        --            --

                                                Predecessor  |              Successor
                                               ------------------------------------------------
                                               Nine Months   |    Period Oct 30 -  Nine Months     Proforma       Proforma
                                                  Ended      |      December 31       Ended       Year Ended   Nine Months Ended
                                              Sept 30, 2004  |         2004       Sept 30, 2005  Dec 31, 2004    Sept 30, 2005
Adjusted pre-tax income from operations (a)       43,375     |         15,194         15,876        12,075         29,288
                                                             |
Fixed Charges:                                               |
  Interest expense                                 1,937     |          9,978         38,641        55,171         35,932
  Net amortization of indebtedness                    --     |            730          8,677         4,205          6,756
  Rentals (b)                                      3,051     |            508          3,051         4,068          3,051
                                                 -------     |        -------        -------       -------        -------
    Total Fixed charges (c)                        4,988     |         11,216         50,369        63,444         45,739
                                                 -------     |        -------        -------       -------        -------
Earning before income taxes and fixed charges     48,363     |         26,410         66,245        75,519         75,027
                                                 -------     |        -------        -------       -------        -------
                                                             |
Ratio of Earnings to Fixed Charges (d)               9.7 x   |            2.4 x          1.3 x         1.2 x          1.6 x
                                                             |
Deficiency (e)                                        --     |             --             --            --             --

(a) For this purpose. earnings include pre-tax income from continuing operations before equity earnings (losses) in partially-owned affiliates and minority interest.

(b) The Company uses one-third of rental expense as an estimation of the interest factor on its rental expense.

(c) Fixed charges include interest, whether expensed or capitalized. and an estimate of interest within rental expense.

(d) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges.

(e) The deficiencies for the periods where earnings were inadequate to cover fixed changes are noted in the schedule above.